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                                                                    Exhibit A
                                                                    ---------

                             JOINT FILING AGREEMENT

               The undersigned hereby agree that the statement on Schedule 13G dated October 26, 1998 with respect to the Common Stock of CAI Wireless Systems, Inc., is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

               This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

Dated:  October 26, 1998



                                    LOUIS M. BACON


                                    By:/s/ Stephen R. Nelson
                                       -----------------------------
                                       Name:  Stephen R. Nelson*
                                       Title: Attorney-in-Fact


                                    MOORE CAPITAL MANAGEMENT, INC.


                                    By: /s/ Stephen R. Nelson
                                       -----------------------------
                                       Name:  Stephen R. Nelson*
                                       Title: Attorney-in-Fact


                                    MOORE GLOBAL INVESTMENTS, LTD.


                                    By: /s/ Stephen R. Nelson
                                       -----------------------------
                                       Name:  Stephen R. Nelson*
                                       Title: Attorney-in-Fact




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*    Power of Attorney dated November 28, 1997 granted by Louis M. Bacon in favor of M. Elaine Crocker, Kevin F. Shannon and Stephen R. Nelson is attached hereto as Exhibit B.